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                                                                   EXHIBIT 10.26

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


  THIS AGREEMENT is made and entered into this 22nd day of March, 2000 (the "Effective Date") by and between ZiLOG, Inc., a Delaware corporation ("ZiLOG"); Dasaradha R. Gude, an individual ("Gude"); the shareholders listed on Exhibit "A" attached hereto under the heading "Remaining Shareholders" (collectively, the "Remaining Shareholders" and individually, a "Remaining Shareholder"); Virtual IP Group, Inc., a California corporation ("VIP"); Qualcore Group, Inc., a Delaware corporation ("Qualcore"); and Qualcore Logic Private Limited, a Hyderabad corporation ("Qualcore India"), and is made with reference to the following facts and objectives:

                                R E C I T A L S
                                - - - - - - - -

  A. Gude and the Remaining Shareholders, collectively, own Seven Million One Hundred Ninety-one Thousand (7,191,000) shares of common stock in Qualcore, which constitutes fifty-one percent (51%) of the issued and outstanding shares of Qualcore.

  B. Qualcore is the parent corporation and sole shareholder of VIP and Qualcore India.

  C. DII Group, Inc., a Delaware corporation ("DII") originally acquired and currently owns Six Million Nine Hundred Nine Thousand (6,909,000) shares of stock in Qualcore, which constitutes the remaining forty-nine percent (49%) of the issued and outstanding shares of stock in Qualcore.

  D. In addition to the foregoing, Qualcore desires to authorize and grant options to certain employees of Qualcore and/or its subsidiaries under a stock option plan or other arrangement to be developed whereby such employees will have the option to acquire an additional Nine Hundred Thousand shares (900,000) of common stock in Qualcore.

  E. DII has recently agreed to merge with Flextronics International, Ltd. ("Flextronics") whereby Flextronics will be the surviving corporation in such merger.

  F. Gude desires to sell certain amounts of stock he owns in Qualcore to ZiLOG in order to raise some of the funds necessary to acquire all of the shares in Qualcore owned by DII and/or Flextronics and some or all shares owned by certain other shareholders of Qualcore which, following the same, will result in ZiLOG owning twenty percent (20%) of Qualcore, taking into account both the issued and outstanding stock in Qualcore and the options anticipated to be granted to employees to acquire stock in Qualcore, and Gude and some or all of the Remaining Shareholders owning all remaining issued and outstanding equity interests in Qualcore.

  G. ZiLOG desires to obtain an option to acquire all of the issued and outstanding shares of stock in Qualcore and all options to acquire stock in Qualcore which may be granted to employees of Qualcore and/or its subsidiaries.

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  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the parties agree as follows:

1.  Acquisition of Stock:  ZiLOG agrees to purchase from Gude, and Gude agrees
    --------------------
    to sell to ZiLOG, Three Million (3,000,000) shares of common stock in Qualcore (the "Initial Stock Acquisition"), which, as of the Effective Date, represents twenty percent (20%) of the total issued and outstanding shares of stock in Qualcore plus the options to acquire stock in Qualcore which are anticipated to be granted to employees of Qualcore and/or its subsidiaries. The closing date for the Initial Stock Acquisition shall occur on the First Closing Date (as defined in Paragraph 14, below). The purchase price for the Initial Stock Acquisition shall be Four Million Four Hundred Twenty-four Thousand Dollars ($4,424,000), which shall be payable in cash on the First Closing Date. ZiLOG, Gude, the Remaining Shareholders and Qualcore shall, concurrently herewith, enter into an investor rights agreement which shall be effective as of the First Closing Date (the "Investor Rights Agreement") in the form attached hereto as Exhibit "D".

2.  Grant of Option to Acquire Shares: Gude and each of the Remaining
    ---------------------------------
    Shareholders hereby grant ZiLOG the option to acquire all of the shares of stock and all other claims, rights and causes of action each of them now own or hereafter acquire in Qualcore and any and all rights, claims and causes of action any of them may have against Qualcore and/or any of its subsidiaries, whether or not such rights, claims or causes of action are known (collectively, the "Option Shares"). This option shall be exercised, if at all, by delivery of written notice of exercise (the "Exercise Notice") by ZiLOG to Qualcore, Gude and each of the Remaining Shareholders who continue to hold Option Shares, no later than the earlier of June 30, 2001, or thirty (30) days following the date of ZiLOG's IPO. Notwithstanding the foregoing, however, in the event ZiLOG's IPO occurs prior to June 30, 2001, then ZiLOG must exercise the option set forth herein within thirty (30) days following such IPO.

3.  Option Consideration:  The consideration for the option to acquire the
    --------------------
    Option Shares granted pursuant to Paragraph 2, above, shall be Three Million Five Hundred Seventy-six Thousand Dollars ($3,576,000), of which One Million Seventy-six Thousand Dollars ($1,076,000) shall be payable in cash at the First Closing, and the remaining Two Million Five Hundred Thousand Dollars ($2,500,000) shall be payable in cash at the Second Closing (as defined in Paragraph 14, below). The payment of this option consideration shall be made to Gude, who shall be responsible for distributing such cash to any Remaining Shareholders in accordance with Gude's agreement or understanding with such Remaining Shareholders. The Remaining Shareholders acknowledge and agree that the payment of the option consideration to Gude hereunder shall constitute full performance of ZiLOG's obligation to deliver such option consideration. Each Remaining Shareholder acknowledges that they have a previous agreement or understanding with Gude concerning the disposition of this option consideration, and, upon ZiLOG paying the option consideration to Gude, each Remaining Shareholder agrees to hold ZiLOG harmless from and against any and all claims, liabilities, causes of action or damages any of them may have or incur as a result of ZiLOG paying such option consideration to Gude. In addition to the foregoing, the option consideration

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    includes the Initial Stock Acquisition referenced in Paragraph 1, above, and other valuable consideration, the receipt of which is hereby acknowledged by Gude and the Remaining Shareholders. Gude and the Remaining Shareholders acknowledge that the provision of funds by ZiLOG to allow Gude and/or the Remaining Shareholders to acquire the shares of stock from DII and/or Flextronics will confer additional valuable benefit to each of them, and they acknowledge that the granting of the options to acquire the Option Shares is a material and substantial consideration for ZiLOG agreeing to the Initial Stock Acquisition hereunder. In the event the option to acquire the shares is exercised, then the option consideration shall be applied towards the Purchase Price (as defined in Paragraph 5, below). In the event the option is not exercised, then the option consideration shall be considered nonrefundable.

4.  Use of Cash Received:  Gude and the Remaining Shareholders all agree that
    --------------------
    the cash received by Gude and/or the Remaining Shareholders on account of the Initial Stock Acquisition and on account of the option consideration shall be used solely for the following purposes:

    a. Gude has entered or shall enter an agreement with DII and/or Flextronics to acquire all of the shares of stock and any and all other rights held by DII and/or Flextronics in Qualcore (other than contractual rights DII may have with respect to the provision of services or of intellectual property by VIP to DII) which, as of the Effective Date, equals Six Million Nine Hundred Nine Thousand (6,909,000) shares of common stock in Qualcore, and represents forty-nine percent (49%) of the currently issued and outstanding equity interests in Qualcore. Such agreement shall provide that Gude and/or the Remaining Shareholders shall acquire such stock for a total amount equal to Nine Million Six Hundred Seventy-two Thousand Six Hundred Dollars ($9,672,600), plus forty-six and 06/100 percent (46.06%) of the cash on hand in Qualcore, VIP and Qualcore India as of the closing of that transaction, which is estimated to be a total purchase price equal to Ten Million Two Hundred Twenty-five Thousand Three Hundred Twenty Dollars ($10,225,320), consisting of an amount equal to Five Million Five Hundred Thousand Dollars ($5,500,000) in cash, with the balance estimated at Four Million Seven Hundred Twenty-five Thousand Three Hundred Twenty Dollars ($4,725,320) being represented by a purchase money promissory note from Gude, as maker, to DII and/or Flextronics, as holder. A copy of the agreement under which Gude will acquire the stock in Qualcore from DII and/or Flextronics is attached hereto as Exhibit "C" (the "DII Agreement"). The funding for the cash portion of this acquisition shall be funded from the cash received by Gude on account of the Initial Stock Acquisition, from the cash received by Gude on account of the option consideration payable on the First Closing Date, and from any other independent sources Gude may require.

    b. The balance of the cash shall be distributed as determined by Gude and the Remaining Shareholders.

5.  Exercise of Option; Purchase Price:  In the event the option to purchase the
    ----------------------------------
    Option Shares is exercised as provided herein, then the purchase price shall be an amount equal

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    to Seventeen Million Six Hundred Ninety-six Thousand Dollars ($17,696,000)
    (the "Purchase Price") . The option consideration paid by ZiLOG shall be applied against and reduce the amount of the Purchase Price which is required to be paid by ZiLOG on the Final Closing Date, resulting in a total net payment if the option hereunder is exercised of Fourteen Million One Hundred Twenty Thousand Dollars ($14,120,000) payable on the Final Closing Date (the "Net Final Payment"). The Net Final Payment shall be allocated pro-rata among Gude and the Remaining Shareholders in proportion to the number of shares each of them hold in Qualcore.

6.  Payment of Purchase Price:  Upon ZiLOG exercising its option to acquire the
    -------------------------
    Option Shares, payment of the Purchase Price shall be paid as follows:

    a. Payment of the Purchase Price shall be paid as follows: (i) Three Million Five Hundred Seventy-six Thousand Dollars ($3,576,000), in the form of the option consideration paid by ZiLOG on the First Closing Date and the Second Closing Date, shall be applied against and reduce the amount of the Purchase Price; (ii) part of the remaining Purchase Price payable on the Final Closing Date shall be paid in cash in an amount not to exceed Eight Million One Hundred Thousand Dollars ($8,100,000); and
        (iii) the balance of the Purchase Price payable on the Final Closing Date shall be paid through the issuance of common stock in ZiLOG (the "ZiLOG Stock"). The number of shares of ZiLOG Stock to be issued shall be determined by dividing the remainder dollar amount to be paid in ZiLOG Stock by an amount computed as follows (the "Conversion Price"):

        i. The asking price of ZiLOG Stock as of 4:00 p.m. in New York City on the first day of ZiLOG's initial public offering ("IPO"), and the asking price as of 4:00 p.m. in New York City on each of the next four (4) trading days, shall be determined.

        ii. Each of the five (5) closing prices determined pursuant to subparagraph (i), above, shall be added together.

        iii. The sum computed pursuant to subparagraph (ii), above, shall be divided by five (5), which shall be the Conversion Price for purposes of this Agreement.

        The parties agree that the Conversion Price, as calculated above, shall, for purposes of this Agreement, be deemed the fair market value of each share of ZiLOG Stock to be issued to Gude and the Remaining Shareholders at the Final Closing Date.

    b. Exhibit "B" sets forth the Net Final Payment amounts to be received by Gude and the Remaining Shareholders in exchange for their shares of Qualcore. This schedule presumes that Nine Hundred Thousand (900,000) options to acquire stock in Qualcore will be granted to the employees of Qualcore and/or its subsidiaries, and a pro-rata portion of the Net Final Payment is allocated to "Employee Option Holders" on the basis of this presumption. In the event some

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        or al of the options are not, in fact, granted prior to the Final
        Closing Date, than any amounts which are allocable to those options which are not granted shall be reallocated proportionately to Gude, the Remaining Shareholders and to those employees who were, in fact, granted such options. A portion of the Net Final Payment will be made in cash, and a portion of the Net Final Payment shall be made in ZiLOG Stock. The amount of cash and the value of shares of ZiLOG Stock to be issued to Gude, each Remaining Shareholder and each the employees, collectively, who are anticipated to be granted Nine Hundred Thousand (900,000) options to acquire stock in Qualcore are dollar value denoted on Exhibit "B". The number of shares of ZiLOG Stock shall be the value denoted as being received in ZiLOG Stock divided by the Conversion Price. No change may be made to Exhibit "B" following the execution of this Agreement without the prior written consent of ZiLOG, which consent may be given or withheld in ZiLOG's sole and absolute discretion.

    c. Notwithstanding the foregoing, ZiLOG may, in its sole discretion, substitute cash in favor of ZiLOG Stock for any part of the consideration payable to Gude and/or the Remaining Shareholders hereunder. If ZiLOG has not had its IPO on the Final Closing Date, and it has exercised its option to acquire the Qualcore shares pursuant hereto, it shall pay the entire consideration to Gude and/or the Remaining Shareholders in cash or in ZiLOG Stock at a Conversion Price to be determined by agreement between the parties hereto; provided, however, that if Gude or any Remaining Shareholder does not desire to receive ZiLOG Stock, such person shall be entitled to receive cash in lieu thereof, and, provided further, that the Conversion Price shall be determined by agreement between ZiLOG and a majority in interest of those persons electing to receive ZiLOG Stock, which Conversion Price, once agreed, shall be binding on ZiLOG and all persons electing to receive ZiLOG Stock. In the event ZiLOG exercises its right to pay cash in lieu of ZiLOG Stock, it shall notify Gude and the Remaining Shareholders of its desire to substitute cash for a portion of the Purchase Price hereunder prior to the Final Closing Date. Any payment of cash pursuant to an election by ZiLOG to pay cash rather than ZiLOG Stock shall be paid out of the general funds of ZiLOG as and when the same become due.

7.  Pledge of Optioned Shares:  Gude and the Remaining Shareholders agree to
    -------------------------
    pledge all of the Option Shares in which ZiLOG has an option to purchase pursuant to the terms of the pledge agreement attached hereto as Exhibit "E" (the "Option Pledge Agreement") for purposes of perfecting ZiLOG's option hereunder. In the event employee stock options are granted to employees of Qualcore and/or its subsidiaries following the date of this Agreement, such grants shall specifically provide that the options and/or shares received thereunder constitute Option Shares under this Agreement, and any such employees shall execute an agreement or agreements specifically agreeing to be treated as a Remaining Shareholder hereunder, with all rights, restrictions and obligations of a Remaining Shareholder hereunder including, without limitation, the obligation to execute all agreements required to be executed by all Remaining Shareholders hereunder, and shall be required to assign such option and/or pledge any shares received to ZiLOG as security for the option granted hereunder.

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8.  Stockholder Agreement:  Gude and the Remaining Shareholders agree to
    ---------------------
    execute a stockholder agreement in the form attached hereto as Exhibit "F" (the "Stockholder Agreement") pursuant to which ZiLOG and/or its nominee shall be given the right to vote any shares in Qualcore outstanding in a manner which will give ZiLOG's nominees at least one director on the Board of Directors of Qualcore. In addition, Gude and the Remaining Shareholders agree that the Certificate of Incorporation and the Bylaws of Qualcore will be amended, as provided in Exhibit "G" and "H", respectively, to provide that certain major decisions made prior to June 30, 2001, set forth in such Certificate and Bylaws require the agreement of ZiLOG's designated director in Qualcore and/or require the approval of eighty-five percent (85%) of the issued and outstanding shares of stock in Qualcore in order for such decisions to be effective. These provisions shall expire by their terms on June 30, 2001. Notwithstanding the foregoing and any provision in the Restated Certificate of Incorporation, ZiLOG agrees that it will vote its shares and direct its designated director to vote in favor of any stock plan or issuance for the benefit of the employees of Qualcore and/or its subsidiaries in an amount not to exceed Nine Hundred Thousand (900,000) shares of stock, as long as the plan requires that any person receiving grants of stock or grants of stock options to, as a condition to receiving such grant, execute such agreement or agreements specifically agreeing to be treated as a Remaining Shareholder hereunder, with all rights, restrictions and obligations of a Remaining Shareholder hereunder including, without limitation, the obligation to execute all agreements required to be executed by all Remaining Shareholders hereunder, and shall be required to assign such option and/or pledge any shares received to ZiLOG as security for the option granted hereunder, and such other agreements such that ZiLOG will have the same rights against such employees as it has against any and all other Remaining Shareholders.

9.  Representations and Covenants of Qualcore, VIP, Qualcore India, Gude and the
    ----------------------------------------------------------------------------
    Remaining Shareholders: Qualcore, VIP, Qualcore India, Gude and the
    ----------------------
    Remaining Shareholders hereby make the following covenants, agreements, representations and warranties:

    a. Qualcore, VIP and Qualcore India have good and marketable title to all of its assets free and clear of any and all claims, liabilities, liens and encumbrances of any kind or character.

    b. The Option Shares, together with the Initial Stock Acquisition, represents all of the issued and outstanding stock of Qualcore; there are no other equity interests which are outstanding in Qualcore; and there are no other options, warrants or rights of any kind or character to acquire any equity interest in Qualcore, VIP or Qualcore India.

    c. Neither Qualcore, VIP nor Qualcore India shall issue any additional shares of stock, preferred or common, or any other equity interests in either of them, or issue any options, warrants or other rights to acquire any of the foregoing, or incur any debts or liabilities other than those incurred in the normal course of business, without the prior written consent of ZiLOG at any time prior to the Final Closing Date.

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    d.  Gude and the Remaining Shareholders shall, upon the exercise of the option by ZiLOG, deliver to ZiLOG on the Final Closing Date any instruments of assignment as may be necessary or appropriate to transfer title in all of the Option Shares to ZiLOG.

    e. There has been no transfer of any significant asset of Qualcore, VIP or Qualcore India over the past twelve (12) months, and there shall be no such transfer prior to the Final Closing Date, except as may have occurred or occurs in the ordinary course of such entity's business.

    f. Qualcore, VIP and Qualcore India have performed and shall continue to perform all obligations they are required to perform under any and all agreements which they may have at any time with any third parties; and neither Qualcore, VIP or Qualcore India is or will be in default under the terms and conditions of any agreements it may, at any time, have with any third parties.

    g. Qualcore is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires Qualcore to be qualified to do business in any jurisdiction other than Delaware.

    h. VIP is a corporation duly organized, validly existing, and in good standing under the laws of California, and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires VIP to be qualified to do business in any jurisdiction other than California.

    i. Qualcore India is a corporation duly organized, validly existing, and in good standing under the laws of Hyderabad, India, and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires Qualcore India to be qualified to do business in any jurisdiction other than in Hyderabad, India.

    j. Qualcore, VIP and Qualcore India each owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted (collectively, the "Intellectual Property"), without any infringement of the rights of others. Except as set forth in a separate written document delivered by Qualcore to ZiLOG, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or

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        entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Neither Qualcore, VIP nor Qualcore India has received any communications alleging that any of them have violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary or intellectual property rights of any other person or entity. Neither Qualcore, VIP nor Qualcore India is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to their employer or that would conflict with their employer's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the business of its employer by the employees of Qualcore, VIP or Qualcore India, nor the conduct of Qualcore's, VIP's or Qualcore India's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. It is not currently, nor will it be in the future, necessary to utilize any inventions, trade secrets or proprietary information of any employees of Qualcore, VIP or Qualcore India made prior to their employment by Qualcore, VIP and/or Qualcore India, except for inventions, trade secrets or proprietary information that have been assigned to the respective employer.

    k. Qualcore is the sole owner of all equity interests outstanding in VIP and in Qualcore India, free and clear of any and all liabilities, claims, liens or encumbrances of any kind, and no person or entity has any options, warrants or any other rights to acquire any equity interest in either VIP or Qualcore India.

    l. Qualcore, VIP and Qualcore India has supplied copies of all agreements which any of them have entered into over the past four (4) years (the "Contracts"), and such Contracts are full and complete copies of all such agreements.

    m. Attached hereto as Exhibit "I" are copies of all of the financial statements, tax returns and other financial reports or tax filings from Qualcore, VIP and Qualcore India for the past three (3) years (the "Financial Statements"). All Financial Statements supplied hereunder are true and correct, fully and accurately report all financial transactions of the respective entity to which it relates; are prepared in accordance with generally accepted accounting principals except as may be specifically noted thereon; and such Financial Statements do not fail to state any material fact which would cause such Financial Statements not to be misleading as presented.

    n. All technology, know-how and other intellectual property owned by, used by or delivered or made available to third parties by Qualcore, VIP or Qualcore India were developed by or for Qualcore, VIP or Qualcore India; do not make use of or incorporate in any way any intellectual property rights belonging to any third party; and do not infringe on the patent rights, copyrights, trade secret rights or other intellectual property rights of any third party.

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    o.  Qualcore, VIP and Qualcore India are the sole and exclusive owners of all technology, know-how and other intellectual property used by any of them in their respective businesses; and no transfer of any of the foregoing has been made by any of them within the past twelve (12) months.

    p. Attached hereto as Exhibit "J" is a listing of all employees of Qualcore, VIP and Qualcore India which devote substantially all of their time to the business affairs of their respective employer. All of such employees have been paid all compensation due to them as a result of their employment with their respective employer except for any accrued vacation duly reflected on the Financial Statements of such employees' employer including, without limitation, wages, benefits, bonuses and profit-sharing, and all requirements of law concerning benefit plans including, without limitation, the requirements imposed by any United States or state laws including, without limitation, the Employee Retirement and Income Security Act ("ERISA") and all requirements imposed by any Indian or Hyderabad laws, have been complied with. There are no collective bargaining agreements in force or effect concerning such employees, there are no threatened labor disputes by such employees, and there are no unfunded vested benefits under any retirement plan maintained by any of these entities.

    q. Qualcore, VIP and Qualcore India shall continue to maintain in full force and effect through the Final Closing Date all existing insurance policies currently being maintained by such entities including, without limitation, any insurance policies covering any assets owned by any of them, any comprehensive general liability policies, and any worker's compensation insurance. Each of them shall, at all times prior to the Final Closing Date, pay all premiums which become due prior to the latest date on which failure to pay such premiums would result in cancellation of such policies.

    r. The consummation of the transactions contemplated by this agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the articles of incorporation or bylaws of Qualcore, VIP or Qualcore India, or any lease, license, promissory note, conditional sales contract, commitment, employee plan, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders is a party or by which any of them, or the property of any of them, is bound, or which may result in the creation or imposition of any lien, charge or encumbrance on any of the properties of any of them.

    s. Qualcore, VIP, Qualcore India, Gude and the Remaining Shareholders each has the right, power, legal capacity, and authority to enter into and perform its obligations under this agreement, and no approvals or consents of any persons are necessary in connection with it. The execution and delivery of this agreement by Qualcore, VIP, Qualcore India, Gude and the Remaining Shareholders has been

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        duly authorized by all necessary corporate action on the part of the respective party.

    t. Qualcore, VIP and Qualcore India shall each use its best efforts to preserve its business organizations intact, to keep available to each of them its present officers and employees, and to preserve its present relationships with suppliers, customers, clients and others having business relationships with them.

    u. All tax returns of any kind or character which are required to be filed by Qualcore, VIP and Qualcore India have been accurately prepared and filed, as required by law, and all taxes of any kind or character including, without limitation, all federal, state and local employment taxes, sales taxes, excise taxes, and income taxes, together with any taxes required to be withheld from employees and/or customers and required to be remitted to the relevant taxing authorities, have been withheld and paid as required. Qualcore, VIP and Qualcore India further agree that they will accurately prepare and file all tax returns of any kind or character required to be filed following the date hereof, and will pay all taxes of any kind or character required to be paid by any of them following the date hereof.

    v. None of the representations and warranties made by Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

    w. The authorized number of shares of common stock of Qualcore are Twenty Million (20,000,000) shares; the authorized number of common stock of VIP are Fifteen Million (15,000,000) shares, and the authorized number of common stock of Qualcore India are Six Million (6,000,000) shares, and no other authorized equity exists in any of these entities. The total number of shares issued by Qualcore are Fourteen Million One Hundred Thousand (14,100,000) shares of common stock, plus it is anticipated that employees of Qualcore and/or its subsidiaries will be granted employee stock options and/or employee stock grants giving such employees, collectively, the option to acquire and/or grant of no more than Nine Hundred Thousand (900,000) shares of common stock in Qualcore to be proposed by the officers of Qualcore for approval by the board of directors and, if required in the opinion of counsel for Qualcore, shareholders of Qualcore; the total number of shares issued by VIP are Nine Million One Hundred Twenty-three Thousand (9,123,000) shares of common stock; and the total number of shares issued by Qualcore India are One Million Three Hundred Seventy-five Thousand Six Hundred (1,375,600) shares of common stock, and no other equity shares are issued in any of the foregoing entities. It is anticipated that, within the next several months, Qualcore India will issue an additional Two Million One Hundred Seventy-five Thousand (2,175,000) shares of its common stock to Qualcore to facilitate capitalization of Qualcore India. All issued and outstanding shares of stock in each of these entities (i) have been duly authorized and validly issued to Gude and/or the Remaining Shareholders as listed on Exhibit "A" attached hereto;

        (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Attached hereto as Exhibits K, L and M, respectively, are full and complete copies of the Articles of Incorporation and other organizational documents of Qualcore, VIP and Qualcore India; and attached hereto as Exhibits N, O and P, respectively, are full and complete copies of the bylaws of Qualcore, VIP and Qualcore India. The rights, preferences, privileges and restrictions of the shares are as stated in the articles of incorporation and/or bylaws of the respective entity issuing the same. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from any of the entities listed above, or from Gude or the Remaining Shareholders, of any of any of the foregoing entities' securities. When the Option Shares are transferred to ZiLOG in accordance with the provisions of this Agreement, the Option Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Option Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise required by such laws at the time a transfer is proposed.

    x. To the knowledge of Qualcore, VIP, Qualcore India, Gude and the Remaining Shareholders, there is no action, suit, proceeding or investigation pending or to the knowledge of Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders, currently threatened against Qualcore, VIP, Qualcore India, for any claim whatsoever; or pending against Gude or the Remaining Shareholders which involve the Option Shares; or that questions the validity of this Agreement or the right of the parties to enter into any of such the agreements contemplated hereby; or to consummate the transactions contemplated hereby; or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of Qualcore, VIP or Qualcore India, financially or otherwise, or any change in the current equity ownership of Qualcore, VIP or Qualcore India; nor are any of the foregoing aware that there is any basis for any such claims. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor) involving the prior employment of any employees or officers of Qualcore, VIP or Qualcore India, their use in connection with their respective employer's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. None of the parties hereto is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. To the best knowledge of Qualcore, VIP, Qualcore India, Gude and the Remaining Shareholders, there is no action, suit, proceeding or investigation by or against Qualcore, VIP or Qualcore India currently pending, which any of them intends to initiate, or which any of them contemplate initiating.

    y. Neither Qualcore, VIP or Qualcore India is, to the best knowledge of Qualcore, VIP, Qualcore India, Gude and the Remaining Shareholders, in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the transfer of the Option Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Final Closing Date, as will be filed in a timely manner. Qualcore, VIP and Qualcore India have all franchises, permits, licenses and any similar authority necessary for the conduct of their respective businesses as now being conducted by them, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

    z. Neither Qualcore, VIP nor Qualcore India is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

   aa. This Agreement, the Exhibits hereto, and all other documents delivered to ZiLOG or its attorneys or agents in connection herewith or with the transactions contemplated hereby are complete and, except as specifically stated thereon, have not been amended, rescinded or modified in any manner; and do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

   bb. There are no liabilities of any kind or character, whether contingent or liquid, known or unknown, which exist and which are not fully disclosed on the Financial Statements.

   cc. All representations and warranties of Qualcore, VIP, Qualcore India, Gude and the Remaining Shareholders set forth herein shall also be true and correct on the date hereof, on the First Closing Date, on the Second Closing Date and on the Final Closing Date as if made on each such date.

   dd. Qualcore, VIP, Qualcore India, Gude and each of the Remaining Shareholders shall, jointly and severally, indemnify and hold ZiLOG harmless from and against any and all claims, liabilities, causes of action, damages, taxes, penalties, interest, costs and expenses (including, without limitation, attorneys' fees) which may be incurred or sustained by ZiLOG as the result of any inaccuracy or breach of any of the representations, warranties, agreements or covenants contained herein. The obligations of Gude and the Remaining Shareholders under this subparagraph shall survive the First Closing Date, the Second Closing Date and the Final Closing Date, and shall survive the transfer of the Option Shares to ZiLOG. The liability of Gude and the Remaining Shareholders hereunder shall be primary to the liability of Qualcore, VIP and Qualcore India, and Gude and the Remaining Shareholders hereby waive any and all rights any of them may have to claim contribution or reimbursement of any amounts required to be paid by any of them hereunder from Qualcore, VIP or Qualcore India under any contract, document, agreement, or any theory of law or equity. Notwithstanding the foregoing, however, the maximum individual liability of Gude and of each of the Remaining Shareholders to ZiLOG on account of this subparagraph
        (dd) shall not exceed the total of the following: (i) the Purchase Price allocated to each of them for the purchase of their respective shares hereunder; plus (ii) the value of any restricted stock (valued at the date of vesting), or cash paid in lieu thereof, which is paid or becomes payable to Gude and/or the Remaining Shareholders under and pursuant to an employment agreement executed between Gude and/or the Remaining Shareholders and Qualcore, VIP, Qualcore India or ZiLOG.

10.  Representations and Warranties of ZiLOG:  ZiLOG hereby represents and
     ---------------------------------------
     warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it; that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this agreement, and no approvals or consents of any persons other than ZiLOG and its board of directors are necessary in connection with it. ZiLOG further represents and warrants that it will maintain sufficient common stock reserves to accomplish the issuance of the shares required to be issued by it pursuant hereto. The execution and delivery of this agreement by ZiLOG has been duly authorized by all necessary corporate action on the part of ZiLOG.

11.  ZiLOG's Contingencies:  The closing of the Initial Stock Acquisition, and
     ---------------------
     all of ZiLOG's other obligations under and pursuant to this Agreement including, without limitation, any obligations arising on the First Closing Date, the Second Closing Date, the Final Closing Date, or following the lapse of the option granted hereunder, are contingent upon all of the following contingencies being satisfied or waived in writing by ZiLOG within the time periods set forth below:

     a. ZiLOG shall have the opportunity to inspect, test, verify and otherwise validate all assets held by Qualcore, VIP and Qualcore India to such extent as ZiLOG, in its sole and absolute discretion, determines is necessary or appropriate including, without limitation, interviewing the employees, customers, clients, suppliers, landlords and others having business relationships with Qualcore, VIP and Qualcore India. Qualcore, VIP and Qualcore India agree to cooperate with ZiLOG in conducting its examinations hereunder, and shall make available personnel who are qualified to respond to questions which may be raised by ZiLOG and/or its employees or consultants. The determination of whether or not this contingency is satisfied shall be made by ZiLOG in its sole and absolute discretion. In the event ZiLOG does not give written notice to Qualcore, Gude and the Remaining Shareholders of the failure of this contingency by March 13, 2000, then this contingency shall conclusively be considered satisfied or waived by ZiLOG.

     b. ZiLOG shall have the opportunity to review and inspect all Financial Statements, and any other Contracts, agreements, leases or other documents related to Qualcore, VIP and Qualcore India or to which any of them may be a party, and any underlying documents or supporting documents related thereto, to the extent ZiLOG may, in its sole and absolute discretion, determine. Qualcore, VIP and Qualcore India agree to cooperate with ZiLOG and provide all documents requested by ZiLOG which any of them may have or can reasonably acquire. To the extent Qualcore, VIP, Qualcore India, Gude and/or the Remaining Shareholders are aware that documents exist but they do not have possession or cannot acquire possession, then such person or entity shall provide a listing of such documents to ZiLOG together with the person or persons who have or may have possession thereof. The determination of whether or not this contingency is satisfied shall be made by ZiLOG in its sole and absolute discretion. In the event ZiLOG does not give written notice to Qualcore, Gude and the Remaining Shareholders of the failure of this contingency by March 13, 2000, then this contingency shall conclusively be considered satisfied or waived by ZiLOG.

     c. ZiLOG shall conduct an all inclusive feasibility study concerning the acquisition of the Option Shares including, without limitation, the underlying technology, intellectual property, business plans, and technological expertise to ascertain whether the Initial Stock Acquisition and/or the acquisition of the Option Shares is suited to ZiLOG's intended plans and future development. The determination of whether or not this contingency is satisfied shall be made by ZiLOG in its sole and absolute discretion. If ZiLOG does not give written notice to Qualcore, Gude and the Remaining Shareholders of the failure of this condition by March 13, 2000, then this contingency shall conclusively be considered satisfied or waived by ZiLOG.

     d. Gude and MLN Acharyulu shall have delivered to ZiLOG an executed Covenant Not to Compete in the form attached hereto as Exhibit "Q".

     e. Gude and each of the Remaining Shareholders who are to receive an allocation of Restricted Stock under and pursuant to their employment arrangement with Qualcore, VIP and/or Qualcore India shall have delivered to ZiLOG executed employment agreements in a form approved by ZiLOG. The form of the Employment Agreement to be executed by Gude shall be in the form attached hereto as Exhibit "R", and the form of agreement to be executed by all remaining employees shall be as agreed, but shall be no less restrictive than the terms contained on Exhibit "R".

     f. ZiLOG shall have received an opinion from the attorney for Qualcore Group, VIP and Qualcore India in the form attached hereto as Exhibit "S".

     g. All representations and warranties of Qualcore, VIP, Qualcore India, Gude and the Remaining Shareholders shall be true, correct and complete in all material respects as of the First Closing Date, the Second Closing Date and the Final Closing Date except for those which, by their nature, shall change over time, and with respect to those which change over time, any change (either singularly or in the aggregate) does not materially adversely affect either Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders.

12.  Gude's and the Remaining Shareholder's Contingencies: The closing of the
     ----------------------------------------------------
     transactions contemplated by this Agreement, and Gude's and the Remaining Shareholder's obligations under and pursuant to this Agreement, are contingent upon all representations and warranties made by ZiLOG hereunder being true, correct and complete in all material respects as of the First Closing Date, the Second Closing Date and the Final Closing Date.

13.  Costs of Sale: Gude and the Remaining Shareholders shall be responsible for
     -------------
     any and all taxes, duties or assessments arising out of the Initial Stock Acquisition and arising out of the sale of the Option Shares under and pursuant to this Agreement. Each party shall be responsible for its own attorneys' fees, accounting fees, consulting fees and all other costs incurred by such party in connection with this Agreement and the implementation hereof.

14.  Closing Dates:  The First Closing Date shall be the date of execution of
     -------------
     this Agreement by all parties hereto (the "First Closing Date"); and the Second Closing Date shall be April 15, 2000 (the "Second Closing Date"). The closing of all remaining transactions contemplated hereby shall occur within fifteen (15) business days following the delivery of the Exercise Notice, or such other date as may be mutually agreed in writing by all of the parties hereto (the "Final Closing Date"), but in no event later than July 30, 2001.

15.  Obligations After Closing:  Qualcore, VIP, Qualcore India, Gude, the
     -------------------------
     Remaining Shareholders and ZiLOG shall have the following obligations which shall survive the First Closing Date, the Second Closing Date and the Final Closing Date:

     a. Gude and the Remaining Shareholders, jointly and severally, shall indemnify, defend and hold ZiLOG harmless from and against any and all claims, taxes, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorneys' fees that it shall incur or suffer and which arise, result from, or relate to: (i) any breach of this Agreement by Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders; (ii) any inaccuracy in or breach of any representations, warranties, covenants or agreements in this Agreement by Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders; or (iii) the business of Qualcore, VIP or Qualcore India which arises or is attributable to events occurring prior to the Final Closing Date. The liability of Gude and the Remaining Shareholders hereunder shall be primary to the liability of Qualcore, VIP and Qualcore India, and Gude and the Remaining Shareholders hereby waive any and all rights any of them may have to claim contribution or reimbursement of any amounts required to be paid by any of them hereunder from Qualcore, VIP or Qualcore India under any contract, document, agreement, or any theory of law or equity. The obligations of Gude and the Remaining Shareholders under this paragraph shall survive the First Closing Date, the Second Closing Date and the Final Closing Date and the transfer of the Option Shares to ZiLOG hereunder.

     b. ZiLOG shall indemnify, defend and hold Gude and the Remaining Shareholders harmless from and against any and all claims, taxes, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorneys' fees that they shall incur or suffer and which arise, result from, or relate to: (i) any breach of this Agreement by ZiLOG; or (ii) any inaccuracy in or breach of any representations, warranties, covenants or agreements in this Agreement by ZiLOG. The obligations of ZiLOG under this paragraph shall survive the First Closing Date, the Second Closing Date and the Final Closing Date.

16.  Failure to Exercise Option:  In the event ZiLOG shall fail to exercise the
     --------------------------
     option to acquire the Option Shares pursuant hereto on or before the earlier of: (i) June 30, 2001, or (ii) within thirty (30) days following ZiLOG's IPO, then the option to acquire the Option Shares described in Paragraph 2, above, shall lapse, and all option consideration paid by ZiLOG shall become nonrefundable. Notwithstanding the foregoing, however, upon such lapse, ZiLOG shall purchase from Gude, and Gude shall sell to ZiLOG, One Million Six Hundred Forty-two Thousand Eighteen (1,642,018) shares of common stock in Qualcore for a cash purchase price of Four Million Seven Hundred Twenty-five Thousand Three Hundred Twenty Dollars ($4,725,320), the closing date of which shall be thirty (30) days following the date the option to acquire the shares of stock in Qualcore lapses, or such other date as may be mutually agreed in writing, but in no event later than July 30, 2001. In the event the option lapses, and ZiLOG is obligated to acquire the shares set forth herein, then, for purposes of this Agreement, the closing date of such acquisition shall be the Final Closing Date.

17.  Acknowledgment of Assignment:  ZiLOG acknowledges that Gude is required to
     ----------------------------
     assign the proceeds payable to him hereunder to DII as additional security for his secured promissory note to DII under the terms of his separate agreement with DII. Gude shall be permitted to make this assignment to DII, and ZiLOG agrees to pay any proceeds payable hereunder to Gude directly to DII upon such assignment, which payment shall in all events be in complete satisfaction of ZiLOG's obligation to pay the foregoing proceeds to Gude; and upon such payment, Gude shall take all necessary action to transfer to ZiLOG any Option Shares held by DII as security for its loan. Any payment by ZiLOG shall be concurrent with and contingent upon the transfer by DII of any Option Shares DII is holding which are being purchased by ZiLOG on account of the payment being made hereunder.

18.  Public Announcements:  This Agreement is to be maintained in strict
     --------------------
     confidence, and neither party shall issue any public announcement concerning this transaction without the approval of the other until after the Final Closing Date. Notwithstanding the foregoing, however, in the event a disclosure of this transaction is required under securities or other laws of the United States of America or any state thereof, or under the laws of India, or any state or province thereof, then the terms of this Agreement may be announced to the extent required to comply with any such disclosure or other requirements.

19.  Notices:  All notices, requests, demands and other communications under
     -------
     this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the second day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or by express courier such as Federal Express, DHL, United Parcel Service or similar types of carrier, and properly addressed as follows:

    ZiLOG                    910 E. Hamilton Ave., Suite 110
                             Campbell, CA  95008
                             Attention:  Richard R. Pickard,
                             Senior Vice President and General Counsel

    Qualcore                 1095 East Duane Ave., Suite 211
                             Sunnyvale, CA  94086
                             Attention:  Dasaradha Gude

    VIP                      1095 East Duane Ave., Suite 211
                             Sunnyvale, CA  94086
                             Attention:  Dasaradha Gude

    Qualcore India           1095 East Duane Ave., Suite 211
                             Sunnyvale, CA  94086
                             Attention:  Dasaradha Gude

    Gude                     1095 East Duane Ave., Suite 211
                             Sunnyvale, CA  94086

    Remaining Shareholders   See Addresses on Exhibit A

    Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

20. Commissions and Fees: Gude and the Remaining Shareholders shall pay any and
    --------------------
    all costs, fees and expenses associated with any brokers, agents, attorneys, accountants or other advisors or agents hired by or representing either Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders other than the fees and costs payable to current legal counsel and accountants for Qualcore, VIP and Qualcore India incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement, which shall be paid by Qualcore, VIP and/or Qualcore India; and ZiLOG shall pay any and all costs, fees and expenses associated with any brokers, agents, attorneys, accountants or other advisors or agents hired by or representing ZiLOG. ZiLOG, Gude and the Remaining Shareholders each agree to defend and to indemnify and hold each other and Qualcore, VIP and Qualcore India free and harmless from and against any and all claims, demands, causes of action or judgments respecting payment of any brokers' commissions or other fees of any advisors representing the indemnifying party, including attorneys' fees and costs arising from a breach of the foregoing obligations. The liability of Gude, the Remaining Shareholders and ZiLOG hereunder shall be primary, and Gude, the Remaining Shareholders and ZiLOG hereby waive any and all rights any of them may have to claim contribution or reimbursement of any amounts required to be paid by any of them hereunder from Qualcore, VIP or Qualcore India under any contract, document, agreement, or any theory of law or equity.

21.  Attorneys' Fees:  If any party to this Agreement becomes involved in any
     ---------------
     litigation or other proceeding concerning the enforcement or interpretation of this Agreement, the losing party shall be liable for the prevailing party's reasonable attorneys' fees and court costs actually incurred in such litigation, and in any enforcement or appeal of any judgment rendered therein.

22.  Arbitration of Disputes:  Any dispute, claim or controversy arising between
     -----------------------
     ZiLOG, Qualcore, VIP, Qualcore India, Gude or the Remaining Shareholders regarding this Agreement or any ancillary agreement executed concurrently herewith shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Proper service of process for such arbitration shall be by U.S. Postal Service or by Federal Express, DHL, United Parcel Service or similar types of carriers. The arbitration shall be held in Santa Clara County, California before one arbitrator who shall follow the substantive law of California in deciding the arbitration. Pre-hearing discovery shall be allowed of all evidence and testimony to be presented at the hearing. The arbitrators' decision shall be final and binding upon the parties. The arbitrators shall render their decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. An award shall be deemed in excess of the powers granted to the arbitrators if it (1) does not contain the legal grounds therefor; or (2) if it contains an error of law on the face of the award that causes substantial injustice. In any petition to confirm or vacate the arbitrator's decision, an error of law appearing on the face of the award that causes substantial injustice shall constitute grounds to vacate the award. A judgment upon any award may be entered in a court of competent jurisdiction.

23.  Joint and Several Liability:  The obligations of Qualcore, VIP, Qualcore
     ---------------------------
     India, Gude and the Remaining Shareholders under this Agreement are joint and several, and each shall be fully responsible and liable for any and all obligations of any of them hereunder. ZiLOG shall have the right to proceed against any of the foregoing; provided, however, that if ZiLOG proceeds against Gude and/or the Remaining Shareholders, in full or in part, Gude and the Remaining Shareholders hereby waive any and all rights any of them may have to claim contribution or reimbursement of any amounts required to be paid by any of them hereunder from Qualcore, VIP or Qualcore India under any contract, document, agreement, or any theory of law or equity. Notwithstanding the foregoing, however, the maximum individual liability of Gude and of each of the Remaining Shareholders to ZiLOG on account of this paragraph shall not exceed the total of the following: (i) the Purchase Price allocated to each of them for the purchase of their respective shares hereunder; plus (ii) the value of any restricted stock (valued at the date of vesting), or cash paid in lieu thereof, which is paid or becomes payable to Gude and/or the Remaining Shareholders under and pursuant to an employment agreement executed between Gude and/or the Remaining Shareholders and Qualcore, VIP, Qualcore India or ZiLOG.

24.  Confidentiality Obligations:  ZiLOG acknowledges that, in the course of
     ---------------------------
     conducting its due diligence, it has or will receive certain information about Qualcore, VIP and/or Qualcore India which is the confidential information of Qualcore, VIP and/or Qualcore India. For purposes of this Agreement, the term "Confidential Information" means any financial information, technical information or employment information received by ZiLOG from Qualcore, VIP, Qualcore India, Gude and/or the Remaining Shareholders (a "Discloser") other than: (i) any information which ZiLOG had in its possession through lawful means prior to disclosure by Discloser; (ii) any information which is or becomes publicly known through no breach of this Agreement by ZiLOG; (iii) any information which is furnished to others by Discloser without restriction on disclosure; (iv) any information which is hereafter furnished to ZiLOG by a third party without restriction on disclosure; or (v) information which is independently developed by ZiLOG. For a period of three (3) years following the execution date hereof, ZiLOG agrees that it shall not disclose Confidential Information to any person, or use any Confidential Information except as contemplated by this Agreement. In addition, until June 30, 2001, ZiLOG agrees that it will not hire any employees of Qualcore, VIP or Qualcore India as an employee of ZiLOG or any entity affiliated with ZiLOG. Notwithstanding the foregoing, however, the restrictions hereunder shall lapse upon ZiLOG's exercise of the option described herein.

25.  Miscellaneous Provisions:
     ------------------------

     a.  Time of Essence:  Time is of the essence of each provision of this
         ---------------
         Agreement.

     b.  Successors and Assigns: This Agreement shall be binding on and inure to
         ----------------------
         the benefit of the parties and their respective successors and assigns.

     c.  Exhibits: All Exhibits referred to are attached hereto and incorporated
         --------
         herein by this reference.

     d.  Governing Law:  This Agreement shall be construed and interpreted in
         -------------
         accordance with the laws of the State of California.

     e.  Integrated Agreement: Modification: This instrument contains the entire
         --------------------
         agreement of the parties and cannot be amended or modified except by a written Agreement, executed by each of the parties hereto.

     f.  Captions: The captions of this Agreement are for convenience purposes
         --------
         only, and shall have no effect on its construction or interpretation.

     g.  Singular and Plural; Gender:  When required by the context of this
         ---------------------------
         Agreement, the singular shall include the plural, and the masculine shall include the feminine, and the impersonal pronoun "it" shall refer to either of the above, a corporation, partnership, joint venture, or other entity, regardless of number or gender.

     h.  Severability:  The unenforceability, invalidity, or illegality of any
         ------------
         provision shall not render the other provisions unenforceable, invalid, or illegal.

     i.  Waiver: No consent or waiver, express or implied, by either party to
         ------
         this Contract of any breach or default by the other in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default by such party hereunder. Failure on the part of any party hereto to complain of any act or failure to act of the other party or to declare the other party in default hereunder, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party hereunder.

j.  Execution of Documents:  The parties hereto hereby agree to execute and
    ----------------------
    deliver such further instruments, agreements, contracts and documents, as may be reasonably required to effectuate the stated and intended purposes of this Agreement.

k.  Counterparts:  This Agreement may be executed simultaneously in one (1) or
    ------------
    more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

l.  Neutral Construction:  The parties hereto agree that this Agreement will be
    --------------------
    interpreted neutrally, and that it should not be construed for or against any party deemed to be the drafter thereof.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

Qualcore Group, Inc.                  ZiLOG, Inc.


By:  /s/ Dasaradha R. Gude            By: /s/ W. Norman Win
   ----------------------------          --------------------------
Title:    C.E.O.                      Title:  SVP
      -------------------------             -----------------------


Virtual IP Group, Inc.


By:  /s/ Dasaradha R. Gude
   ----------------------------
Title:    C.E.O.
      -------------------------


Qualcore Logic Private Limited


By:  /s/ Dasaradha R. Gude
   ----------------------------
Title:    C.E.O.
      -------------------------


/s/ Dasaradha R. Gude
------------------------------
Dasaradha R. Gude

The Warren & Joyce Kao 1996 Trust


By: /s/ Warran Kao
   ----------------------------
   Warren Kao, Trustee


By: /s/ Joyce Kao
   ----------------------------
   Joyce Kao, Trustee


/s/ Joseph Hong
--------------------------
Joseph Hong


--------------------------
Rao R. Yalamanchili


/s/ Thomas Kailath
--------------------------
Thomas Kailath


/s/ Mark Kao
--------------------------
Mark Kao


/s/ Hung Ling-Chun
--------------------------
Ling-Chun Hung


/s/ Donna Buckmaster-Wilson
---------------------------
Donna Buckmaster-Wilson


Hauer Family Trust


By: /s/ Daniel Hauer
   --------------------------
   Daniel Hauer, Trustee


/s/ Lenin Anne
--------------------------
Lenin Anne


--------------------------
Ming-Kai Tsai

/s/ K.C. Shih
--------------------------
K.C. Shih


/s/ Thomas C. Endicott III
--------------------------
Thomas C. Endicott III


/s/ Robert Norman
--------------------------
Robert Norman

Qualcore Logic Private Limited

By:
   ---------------------------
Title:
      ------------------------


------------------------------
Dasardha R. Gude

The Warren & Joyce Kao 1996 Trust

By: /s/ Warren Kao,
   ---------------------------
   Warren Kao, Trustee


By: /s/ Joyce Kao, Trustee
   ---------------------------
   Joyce Kao, Trustee


---------------------------
Joseph Hong


---------------------------
Rao R. Yalamanchili


---------------------------
Thomas Kailath


---------------------------
Mark Kao


/s/ Hung Ling-Chun
---------------------------
Ling-Chun Hung


---------------------------
Donna Buckmaster-Wilson

                                 EXHIBIT LIST

Exhibit A          Listing of Shareholders

Exhibit B          Allocation of Purchase Price to Shareholders

Exhibit C          DII Agreement

Exhibit D          Investor Rights Agreement

Exhibit E          Option Pledge Agreement

Exhibit F          Stockholder Agreement

Exhibit G          Amended Articles for Qualcore

Exhibit H          Amended Bylaws for Qualcore

Exhibit I          Financial Statements

Exhibit J          Listing of Employees

Exhibit K          Articles of Incorporation of Qualcore Group, Inc.

Exhibit L          Articles of Incorporation of Virtual IP Group, Inc.

Exhibit M          Articles of Incorporation of Qualcore Logic Private Limited

Exhibit N          Bylaws of Qualcore Group, Inc.

Exhibit O          Bylaws of Virtual IP Group, Inc.

Exhibit P          Bylaws of Qualcore Logic Private Limited

Exhibit Q          Covenant Not to Compete

Exhibit R          Gude Employment Agreement

Exhibit S          Attorney Opinion Letter


                                     24